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As filed with the Securities and Exchange Commission on May 19, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamas Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	42-1560076 (I.R.S. Employer Identification Number)

1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory Went, Ph.D.
Chief Executive Officer and Chairman of the Board of Directors
Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones
Kenneth L. Guernsey
Danielle E. Naftulin
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Primary Offering:(2)

Common Stock, par value $0.001 per share	$150,000,000		$150,000,000	$17,430

Secondary Offering:(3)

Common Stock, par value $0.001 per share	1,600,000	17.76(3)	28,416,000	3,302

Total Registration Fee				20,732

(1)
The proposed maximum offering price per unit and proposed maximum aggregate offering price has been calculated (a) pursuant to Rule 457(o) under the Securities Act with respect to the primary offering securities, and (b) Rule 457(c) of the Securities Act with respect to the secondary offering shares of common stock based on the average high and low prices reported for the Registrant's common stock traded on the NASDAQ Global Market on May 15, 2015.

(2)
There are being registered hereunder such indeterminate number of shares of common stock to be sold by the Registrant which shall have an aggregate initial offering price not to exceed $150,000,000. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains two prospectuses:

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  a base prospectus which covers the offering, issuance and sale (a) by Adamas of up to a maximum aggregate offering price of $150,000,000 of Adamas's common stock and (b) of up to 1,600,000 shares of Adamas common stock held by designated stockholders to be named in a prospectus supplement; and

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  a prospectus covering the offering, issuance and sale by Adamas of up to a maximum aggregate offering price of $25,000,000 of Adamas's common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

        The base prospectus immediately follows this explanatory note. The prospectus relating to the sales agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by Adamas under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by Adamas under the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

SUBJECT TO COMPLETION, DATED MAY 18, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

$150,000,000

Common Stock

        From time to time, we may offer and sell up to an aggregate amount of $150,000,000 of Common Stock.

        In addition, designated stockholders to be named in a prospectus supplement may also offer and sell, from time to time, up to 1,600,000 shares of our common stock. To the extent that any designated stockholder sells any securities, the designated stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the designated stockholder and the terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by designated stockholders.

        We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.

        Our common stock is listed on the NASDAQ Global Market under the trading symbol "ADMS." On May 15, 2015, the last reported sale price of our common stock was $17.84 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the shares of common stock covered by the applicable prospectus supplement.

        Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to consummate a sale of shares of our common stock unless accompanied by a prospectus supplement.

        The shares of our common stock may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares of our common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings, up to a total dollar amount of $150,000,000 of shares of our common stock as described in this prospectus. In addition, under this shelf process, the designated stockholders to be named in a supplement to this prospectus may, from time to time, offer or sell up to 1,600,000 shares of our common stock.

        Each time we and/or the designated stockholders offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the shares of our common stock being offered.

        This prospectus may not be used to consummate a sale of shares of our common stock unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the designated stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We and the designated stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

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        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

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 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our shares of our common stock discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

 Adamas Pharmaceuticals, Inc.

Overview

        Adamas Pharmaceuticals, Inc. is a specialty pharmaceutical company driven to improve the lives of those affected by chronic disorders of the central nervous system, or CNS. We achieve this by enhancing the pharmacokinetic profiles of approved drugs to create novel therapeutics for use alone and in fixed-dose combination products. Our business strategy is twofold. We intend to develop and commercialize our wholly owned products directly. In addition, we may form partnerships with companies that have an already established CNS market presence. We are developing our lead wholly owned product candidate, ADS-5102, for a complication associated with the treatment of Parkinson's disease known as levodopa induced dyskinesia, or LID, and potentially as a treatment for one or more additional CNS indications. We have successfully completed a Phase 2/3 clinical trial, in which patients receiving ADS-5102 had a statistically significant 43% reduction in LID compared to their baseline LID experienced prior to taking ADS-5102. In 2014, we initiated the remaining Phase 3 registration trials of ADS-5102 for LID. We plan to commercialize ADS-5102 and potentially other wholly owned product candidates, if approved, by developing a specialty CNS commercial organization, including a sales force to reach high volume prescribing neurologists and movement disorder specialists in the United States. Our late stage therapeutics portfolio includes memantine-based products focused on Alzheimer's disease, which have been exclusively licensed to Forest Laboratories, Inc., or Forest, a subsidiary of Actavis plc, in the United States. The first product, Namenda XR®, which Forest developed and is marketing in the United States under a license from us, is a controlled-release product, and the second product, Namzaric™ (formerly known as MDX-8704), which we co-developed with Forest, is a fixed-dose combination product, recently approved by the U.S. Food and Drug Administration, or FDA, that Forest is expected to market and launch in the first half of 2015.

Risks Associated with our Business

        Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

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  Our success depends heavily on the approval and successful commercialization of our lead wholly owned product candidate, ADS-5102, as well as Forest's successful commercialization of Namenda XR and Namzaric;

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  Our product candidates, including ADS-5102, and both Namenda XR and Namzaric require a complex manufacturing process, and there are risks associated with scaling up manufacturing and packaging to commercial scale and maintaining commercial production. For example, in November 2013 Forest recalled three packaged lots of Namenda XR when testing revealed a failure to meet required manufacturing specifications; Namenda XR is one of the components of Namzaric;

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  We do not directly market any products, we expect to incur substantial and increasing losses for the foreseeable future and we had an accumulated deficit as of March 31, 2015, of $22.6 million;

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  If clinical studies of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA, we will be unable to commercialize our product candidates;

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  If significant adverse side effects associated with a product or product candidate are identified during development or after approval, we may need to abandon development of a product candidate or cease marketing a product;

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  If we are unable to obtain favorable coverage, reimbursement and formulary placement decisions from third-party payors, our financial results will be adversely affected;

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  Our business will suffer if other manufacturers are able to obtain approval for generic or other competing versions of current and future products in our therapeutic portfolio;

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  Our business may be adversely affected if we are unable to obtain and maintain effective intellectual property rights or others claim that we infringe their intellectual property rights.;

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  Our operating results may fluctuate significantly, are difficult to predict and could fall below expectations; and

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  We may need additional funds to support our operations, and such funding may not be available on acceptable terms or at all.

Corporate Information

        We were incorporated in Delaware in November 2000 under the name NeuroMolecular, Inc. In December 2004, we changed our name to NeuroMolecular Pharmaceuticals, Inc., and in July 2007 we changed our name to Adamas Pharmaceuticals, Inc. Our principal executive offices are located at 1900 Powell Street, Suite 750, Emeryville, California 94608, and our telephone number is (510) 450-3500. Our website address is www.adamaspharma.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

        As used in this prospectus, "Adamas Pharmaceuticals,", "Adamas" "we," "us," and "our" refer to Adamas Pharmaceuticals, Inc. and its subsidiaries taken as a whole. The word trademark "Adamas" is registered on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies' trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an "Emerging Growth Company"

        As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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  being permitted to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus;

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  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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  exemptions from the requirement to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.

        We may use these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or December 31, 2019. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenue exceeds $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

        We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

        The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Shares of Common Stock We May Offer

        We may offer shares of our common stock up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. In addition, the designated stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 1,600,000 shares of our common stock. Each time we or the designated stockholders offer shares of our common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.

        The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer any security other than shares of our common stock.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We or the designated stockholders may sell the shares of our common stock directly to investors or to or through agents, underwriters or dealers. We and the designated stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of shares of our common stock. If we or the designated stockholders do offer shares of our common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

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  the names of those agents or underwriters;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

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        We may issue shares of our common stock from time to time. The designated stockholders may offer shares of our common stock to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. We will not receive any proceeds from the sale of shares of our common stock by any designated stockholder. See "Use of Proceeds" in this prospectus.

NASDAQ Global Market Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "ADMS." The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Market or other securities exchange of the shares of our common stock covered by the applicable prospectus supplement.

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RISK FACTORS

        Investing in shares of our common stock involves a high degree of risk. Before deciding whether to invest in shares of our common stock , you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled "Special Note Regarding Forward-Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the SEC that are incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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  our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

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  statements regarding the steps, timing and costs of our development programs;

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  any projections of earnings, revenue, sufficiency of cash resources or other financial items;

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  the plans and objectives of management for future operations;

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  the availability of additional financing and access to capital;

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  the formation of a trading market for our common stock;

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  discussions and approvals of regulatory agencies; and

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  the period of time for which we will be able to fund our operations.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading "Risk Factors" contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on

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Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the shares of our common stock offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

        We will not receive any proceeds from the sale of shares of our common stock by any designated stockholder.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our certificate of incorporation or required by applicable law. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the then-outstanding shares of our common stock can elect all of the directors then standing for election.

        Dividends.    Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends, if any, out of funds legally available at the times and in the amounts that our board of directors may determine.

        Liquidation.    Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.

        Rights and Preferences.    The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

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        Fully Paid and Nonassessable.    All outstanding shares of our common stock are fully paid and nonassessable.

Preferred stock

        Our board of directors is authorized, subject to limitations prescribed by Delaware law, without further action by our stockholders, to fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

  Certificate of incorporation and bylaws

        Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The directors may be removed by the stockholders only for cause and upon the vote of holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

        Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called only by a majority of our whole board of directors, the chair of our board of directors, or our chief executive officer. Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice.

        Our certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the structure of our board of directors, the size of the board, removal of directors, special meetings of stockholders, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

        The foregoing provisions make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of the company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for our stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our

7

board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the company.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

  Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 of the DGCL defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        Section 203 of the DGCL defines an "interested stockholder" as an entity or person who, together with the entity's or person's affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may "opt out" of these provisions with an express provision in its certificate of incorporation. We have not

8

opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on the NASDAQ Global Market

        Our common stock is listed on the NASDAQ Global Market the symbol "ADMS".

Warrants

        As of March 31, 2015, we had outstanding warrants to purchase an aggregate of 7,116 shares of our common stock. Each of these warrants has a net exercise provision under which the holder, in lieu of payment of the exercise price in cash, can surrender the warrant and receive a net number of shares of our common stock based on the fair market value of such stock at the time of exercise of the warrant after deduction of the aggregate exercise price.

Registration Rights

        We are party to an investor rights agreement that provides that certain holders of common stock (all of whom received the common stock upon conversion of preferred stock) have certain registration rights. This investor rights agreement was entered into in June 2011 and has been amended and/or restated from time to time in connection with our preferred stock financings. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders who have these rights to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

        Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the registration rights holders participating in any offering may include in any particular registration. The demand, piggyback and Form S-3 registration rights described below will expire on the earlier of (i) the date that is five years after the date of our Initial Public Offering or (ii) with respect to each stockholder following the closing of this offering, at such time as (A) such stockholder holds less than 0.5% of the company's common stock on an as-converted, fully diluted basis and (B) such stockholder is entitled to sell all of its shares pursuant to Rule 144 of the Securities Act during any 90-day period.

        Demand registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain demand registration rights. The holders of not less than 30% of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $10,000,000 to register at least 30% of their shares.

        Piggyback registration rights.    In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, some of the holders of shares of our common stock party to the investor rights agreement will be entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration or a registration statement on Form S-3, S-4 or S-8, the holders of these shares are entitled to notice of the registration

9

and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

        Form S-3 registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain Form S-3 registration rights. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, after payment of underwriting discounts and commissions, is at least $3,000,000.

DESIGNATED STOCKHOLDERS

        This prospectus also relates to the possible sale by certain of our stockholders, whom we refer to in this prospectus as the "designated stockholders," of up to 1,600,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, including shares that may be owned by affiliates. The designated stockholders are former holders of our preferred stock that originally acquired the shares of our common stock included in this prospectus through several private placements of our convertible preferred stock prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.

        Information about the designated stockholders, where applicable, including their identities, the amount of shares of common stock owned by each designated stockholder prior to the offering, the number of shares of our common stock to be offered by each designated stockholder and the amount of common stock to be owned by each designated stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the designated stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The designated stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such designated stockholders and the shares being offered for resale by such designated stockholders in a subsequent prospectus supplement. However, the designated stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or the designated stockholders may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the designated stockholders may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the shares from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

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        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the shares of our common stock may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the designated stockholders may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the designated stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We or the designated stockholders may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we or the designated stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the designated stockholders' agent will act on a best-efforts basis for the period of its appointment.

        We or the designated stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us or the designated stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the designated stockholders must pay for solicitation of these contracts in the prospectus supplement.

        We or the designated stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the designated stockholders in the ordinary course of business.

11

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or agents that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Cooley LLP, San Francisco and Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36399):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed on March 3, 2015;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed on May 13, 2015.

  •
  the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014, from our definitive proxy statement relating to our 2015 annual meeting of stockholders, which was filed on March 30, 2015; and

  •
  the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 7, 2014.

        All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
Attn: Secretary

13

SUBJECT TO COMPLETION, DATED MAY 18, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

Up to $25,000,000 of Shares

Common Stock

        We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent.

        Our common stock is listed on the NASDAQ Global Market under the symbol "ADMS." On May 15, 2015, the last reported sale price of our common stock on the NASDAQ Global Market was $17.84 per share.

        Sales of our common stock, if any, under this prospectus may be made in sales deemed to be "at-the-market" equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

        Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading "Risk Factors" beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $150,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

        We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald & Co., or Cantor, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

i

        We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

INDUSTRY AND MARKET DATA

        We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ii

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

 Adamas Pharmaceuticals, Inc.

Overview

        Adamas Pharmaceuticals, Inc. is a specialty pharmaceutical company driven to improve the lives of those affected by chronic disorders of the central nervous system, or CNS. We achieve this by enhancing the pharmacokinetic profiles of approved drugs to create novel therapeutics for use alone and in fixed-dose combination products. Our business strategy is twofold. We intend to develop and commercialize our wholly owned products directly. In addition, we may form partnerships with companies that have an already established CNS market presence. We are developing our lead wholly owned product candidate, ADS-5102, for a complication associated with the treatment of Parkinson's disease known as levodopa induced dyskinesia, or LID, and potentially as a treatment for one or more additional CNS indications. We have successfully completed a Phase 2/3 clinical trial, in which patients receiving ADS-5102 had a statistically significant 43% reduction in LID compared to their baseline LID experienced prior to taking ADS-5102. In 2014, we initiated the remaining Phase 3 registration trials of ADS-5102 for LID. We plan to commercialize ADS-5102 and potentially other wholly owned product candidates, if approved, by developing a specialty CNS commercial organization, including a sales force to reach high volume prescribing neurologists and movement disorder specialists in the United States. Our late stage therapeutics portfolio includes memantine-based products focused on Alzheimer's disease, which have been exclusively licensed to Forest Laboratories, Inc., or Forest, a subsidiary of Actavis plc, in the United States. The first product, Namenda XR®, which Forest developed and is marketing in the United States under a license from us, is a controlled-release product, and the second product, Namzaric™ (formerly known as MDX-8704), which we co-developed with Forest, is a fixed-dose combination product, recently approved by the U.S. Food and Drug Administration, or FDA, that Forest is expected to market and launch in the first half of 2015.

Risks Associated with our Business

        Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

  •
  Our success depends heavily on the approval and successful commercialization of our lead wholly owned product candidate, ADS-5102, as well as Forest's successful commercialization of Namenda XR and Namzaric;

  •
  Our product candidates, including ADS-5102, and both Namenda XR and Namzaric require a complex manufacturing process, and there are risks associated with scaling up manufacturing and packaging to commercial scale and maintaining commercial production. For example, in November 2013 Forest recalled three packaged lots of Namenda XR when testing revealed a failure to meet required manufacturing specifications; Namenda XR is one of the components of Namzaric;

  •
  We do not directly market any products, we expect to incur substantial and increasing losses for the foreseeable future and we had an accumulated deficit as of March 31, 2015, of $22.6 million;

  •
  If clinical studies of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA, we will be unable to commercialize our product candidates;

  •
  If significant adverse side effects associated with a product or product candidate are identified during development or after approval, we may need to abandon development of a product candidate or cease marketing a product;

  •
  If we are unable to obtain favorable coverage, reimbursement and formulary placement decisions from third-party payors, our financial results will be adversely affected;

  •
  Our business will suffer if other manufacturers are able to obtain approval for generic or other competing versions of current and future products in our therapeutic portfolio;

  •
  Our business may be adversely affected if we are unable to obtain and maintain effective intellectual property rights or others claim that we infringe their intellectual property rights.;

  •
  Our operating results may fluctuate significantly, are difficult to predict and could fall below expectations; and

  •
  We may need additional funds to support our operations, and such funding may not be available on acceptable terms or at all.

Corporate Information

        We were incorporated in Delaware in November 2000 under the name NeuroMolecular, Inc. In December 2004, we changed our name to NeuroMolecular Pharmaceuticals, Inc., and in July 2007 we changed our name to Adamas Pharmaceuticals, Inc. Our principal executive offices are located at 1900 Powell Street, Suite 750, Emeryville, California 94608, and our telephone number is (510) 450-3500. Our website address is www.adamaspharma.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

        As used in this prospectus, "Adamas Pharmaceuticals,", "Adamas" "we," "us," and "our" refer to Adamas Pharmaceuticals, Inc. and its subsidiaries taken as a whole. The word trademark "Adamas" is registered on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies' trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an "Emerging Growth Company"

        As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

  •
  being permitted to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus;

  •
  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

  •
  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

  •
  exemptions from the requirement to hold a nonbinding advisory vote on executive compensation and to obtain stockholder approval of any golden parachute payments not previously approved.

        We may use these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or December 31, 2019. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenue exceeds $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

        We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

        The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

 The Offering

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $25,000,000.
Common stock to be outstanding after this offering:

Up to 18,952,720 shares (as more fully described in the notes following this table), assuming sales of 1,401,345 shares of our common stock in this offering at an offering price of $17.84 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on May 15, 2015. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	"At-the-market" offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See "Plan of Distribution" on page 12.
Use of Proceeds:	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See "Use of Proceeds" on page 7.
Risk Factors:

You should read the "Risk Factors" section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Market Symbol:	"ADMS"

        The number of our shares of common stock outstanding is based on 17,551,375 shares of common stock outstanding as of March 31, 2015, and excludes the following:

  •
  5,189,903 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.34 per share;

  •
  1,901,909 additional shares reserved for future issuance under our equity incentive plan;

  •
  425,327 additional shares reserved for future issuance under our employee stock purchase plan;

  •
  7,116 shares issuable upon the exercise of warrants held by our stockholders and lenders at a weighted average exercise price of $14.05 per share.

RISK FACTORS

        You should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2014, and in our subsequent quarterly reports on Form 10-Q as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below entitled "Special Note Regarding Forward-Looking Statements."

 Risks Associated with our Business

        Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following, which are more fully set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 13, 2015, which are incorporated by reference here:

  •
  Our success depends heavily on the approval and successful commercialization of our lead wholly owned product candidate, ADS-5102, as well as Forest's successful commercialization of Namenda XR and Namzaric;

  •
  Our product candidates, including ADS-5102, and both Namenda XR and Namzaric require a complex manufacturing process, and there are risks associated with scaling up manufacturing and packaging to commercial scale and maintaining commercial production. For example, in November 2013 Forest recalled three packaged lots of Namenda XR when testing revealed a failure to meet required manufacturing specifications; Namenda XR is one of the components of Namzaric;

  •
  We do not directly market any products, we expect to incur substantial and increasing losses for the foreseeable future and we had an accumulated deficit as of March 31, 2015, of $22.6 million;

  •
  If clinical studies of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA, we will be unable to commercialize our product candidates;

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  If significant adverse side effects associated with a product or product candidate are identified during development or after approval, we may need to abandon development of a product candidate or cease marketing a product;

  •
  If we are unable to obtain favorable coverage, reimbursement and formulary placement decisions from third-party payors, our financial results will be adversely affected;

  •
  Our business will suffer if other manufacturers are able to obtain approval for generic or other competing versions of current and future products in our therapeutic portfolio;

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  Our business may be adversely affected if we are unable to obtain and maintain effective intellectual property rights or others claim that we infringe their intellectual property rights.;

  •
  Our operating results may fluctuate significantly, are difficult to predict and could fall below expectations; and

  •
  We may need additional funds to support our operations, and such funding may not be available on acceptable terms or at all.

 Additional Risks Relating To The Offering

         Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

        Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.

        Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

         You may experience future dilution as a result of future equity offerings.

        To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have filed with the SEC that are incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

  •
  our expectations with respect to the clinical development of our product candidates, our clinical trials and the regulatory approval process;

  •
  statements regarding the steps, timing and costs of our development programs;

  •
  any projections of earnings, revenue, sufficiency of cash resources or other financial items;

  •
  the plans and objectives of management for future operations;

  •
  the availability of additional financing and access to capital;

  •
  the formation of a trading market for our common stock;

  •
  discussions and approvals of regulatory agencies; and

  •
  the period of time for which we will be able to fund our operations.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading "Risk Factors" contained in this prospectus, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

        The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor as a source of financing. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.

        The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

        If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

        Our net tangible book value on March 31, 2015, was approximately $137.6 million, or $7.76 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding.

        After giving effect to the sale of $25,000,000 of common stock in this offering at an assumed offering price of $17.84 per share, which was the closing price of our common stock as reported on

NASDAQ Global Market on May 15, 2015, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2015, would have been approximately $161.5 million, or $8.44 per share of common stock. This represents an immediate increase in net tangible book value of $0.68 per share to our existing stockholders and an immediate dilution in net tangible book value of $9.40 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$17.84
Net tangible book value per share as of March 31, 2015	$7.76
Increase in net tangible book value per share attributable to new investors in offering	$0.68
Pro forma net tangible book value per share after giving effect to the offering	$8.44
Dilution per share to new investors		$9.40

        The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock.

        The above discussion and table are based on shares of our common stock issued and outstanding as of March 31, 2015, and excludes the following:

  •
  5,189,903 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.34 per share;

  •
  1,901,909 additional shares reserved for future issuance under our equity incentive plan;

  •
  425,327 additional shares reserved for future issuance under our employee stock purchase plan;

  •
  7,116 shares issuable upon the exercise of warrants held by our stockholders and lenders at a weighted average exercise price of $14.05 per share.

        To the extent that any of these outstanding options are exercised, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our certificate of incorporation or required by applicable law. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the then-outstanding shares of our common stock can elect all of the directors then standing for election.

        Dividends.    Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends, if any, out of funds legally available at the times and in the amounts that our board of directors may determine.

        Liquidation.    Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.

        Rights and Preferences.    The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

        Fully Paid and Nonassessable.    All outstanding shares of our common stock are fully paid and nonassessable.

Preferred stock

        Our board of directors is authorized, subject to limitations prescribed by Delaware law, without further action by our stockholders, to fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

  Certificate of incorporation and bylaws

        Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The directors may be removed by the stockholders only for cause and upon the vote of holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

        Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called only by a majority of our whole board of directors, the chair of our board of directors, or our chief executive officer. Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice.

        Our certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the structure of our board of directors, the size of the board, removal of directors, special meetings of stockholders, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock, voting as a single class, are required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

        The foregoing provisions make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of the company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for our stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the company.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

  Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 of the DGCL defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        Section 203 of the DGCL defines an "interested stockholder" as an entity or person who, together with the entity's or person's affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may "opt out" of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing on the NASDAQ Global Market

        Our common stock is listed on the NASDAQ Global Market the symbol "ADMS".

Warrants

        As of March 31, 2015, we had outstanding warrants to purchase an aggregate of 7,116 shares of our common stock. Each of these warrants has a net exercise provision under which the holder, in lieu of payment of the exercise price in cash, can surrender the warrant and receive a net number of shares of our common stock based on the fair market value of such stock at the time of exercise of the warrant after deduction of the aggregate exercise price.

Registration Rights

        We are party to an investor rights agreement that provides that certain holders of common stock (all of whom received the common stock upon conversion of preferred stock) have certain registration rights. This investor rights agreement was entered into in June 2011 and has been amended and/or restated from time to time in connection with our preferred stock financings. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders who have these rights to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

        Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the registration rights holders participating in any offering may include in any particular registration. The demand, piggyback and Form S-3 registration rights described below will expire on the earlier of (i) the date that is five years after the date of our Initial Public Offering or (ii) with respect to each stockholder following the closing of this offering, at such time as (A) such stockholder holds less than 0.5% of the company's common stock on an as-converted, fully diluted basis and (B) such stockholder is entitled to sell all of its shares pursuant to Rule 144 of the Securities Act during any 90-day period.

        Demand registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain demand registration rights. The holders of not less than 30% of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $10,000,000 to register at least 30% of their shares.

        Piggyback registration rights.    In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, some of the holders of shares of our common stock party to the investor rights agreement will be entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration or a registration statement on Form S-3, S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

        Form S-3 registration rights.    Some of the holders of shares of our common stock party to the investor rights agreement are entitled to certain Form S-3 registration rights. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, after payment of underwriting discounts and commissions, is at least $3,000,000.

PLAN OF DISTRIBUTION

        We have entered into a Controlled Equity OfferingSM sales agreement with Cantor under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cantor acting as agent. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

        Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common stock by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

        We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation payable to Cantor under the terms of the sales agreement, will be approximately $.3 million.

        Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

        The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days' prior notice.

        Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

        This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

LEGAL MATTERS

        Cooley LLP, San Francisco and Palo Alto, California, has passed upon the validity of the shares of common stock offered hereby. Cantor is being represented in connection with this offering by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36399):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed on March 3, 2015;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed on May 13, 2015.

  •
  the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014, from our definitive proxy statement relating to our 2015 annual meeting of stockholders, which was filed on March 30, 2015; and

  •
  the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 7, 2014.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 750
Emeryville, CA 94608
(510) 450-3500
Attn: Secretary

Up to $25,000,000 of Shares

Common Stock

PROSPECTUS

                        , 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee		$20,732
NASDAQ Global Market fee			*
FINRA filing fee		27,262.40
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent and registrar fees and expenses			*
Printing and miscellaneous fees and expenses			*

Total	$		*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

        Our certificate of incorporation as currently in effect provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws as currently in effect provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

        We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

        We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

        In an underwriting agreement we enter into in connection with the sale of our common stock being registered hereby, the underwriters will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 16.    Exhibits

Exhibit Number
1.1	*	Form of Underwriting Agreement.
1.2		Form of Controlled Equity Offering Sales AgreementSM, dated , 2015, by and between Adamas Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.
3.1		Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
3.2		Amended and Restated Bylaws (Filed with the SEC as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.1		Reference is made to Exhibits 3.1 and 3.2.
4.2
Fourth Amended and Restated Investor Rights Agreement, dated as of June 30, 2011, by and among the registrant and certain of its stockholders (Filed with the SEC as Exhibit 10.5 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.3
Form of Common Stock Certificate of the registrant (Filed with the SEC as Exhibit 4.1 to our Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on March 26, 2014, SEC File No. 333-194342).
5.1		Opinion of Cooley LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   That, for purposes of determining any liability under the Securities Act of 1933:

              (i)  the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

             (ii)  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 18, 2015.

ADAMAS PHARMACEUTICALS, INC.
By:	/s/ GREGORY WENT Gregory Went Chief Executive Officer and Chairman

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Went and William Dawson, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Adamas Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ GREGORY WENT Gregory Went, Ph.D.	Chief Executive Officer and Chairman (Principal Executive Officer)	May 18, 2015
/s/ WILLIAM DAWSON William Dawson	Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2015
/s/ RICHARD BOOTH Richard Booth	Director	May 18, 2015

Signatures	Title	Date

/s/ MARTHA DEMSKI Martha Demski	Director	May 18, 2015
/s/ WILLIAM ERICSON William Ericson	Director	May 18, 2015
/s/ SARAH GROOTWASSINK LEWIS Sarah Grootwassink Lewis	Director	May 18, 2015
/s/ IVAN LIEBERBURG Ivan Lieberburg, M.D. Ph.D.	Director	May 18, 2015
/s/ DAVID MAHONEY David Mahoney	Director	May 18, 2015
/s/ JOHN MACPHEE John MacPhee	Director	May 18, 2015

EXHIBIT INDEX

Exhibit Number
1.1	*	Form of Underwriting Agreement.
1.2		Form of Controlled Equity Offering Sales AgreementSM, dated , 2015, by and between Adamas Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.
3.1		Amended and Restated Certificate of Incorporation (Filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
3.2		Amended and Restated Bylaws (Filed with the SEC as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.1		Reference is made to Exhibits 3.1 and 3.2.
4.2
Fourth Amended and Restated Investor Rights Agreement, dated as of June 30, 2011, by and among the registrant and certain of its stockholders (Filed with the SEC as Exhibit 10.5 to our Registration Statement on Form S-1, filed with the SEC on March 5, 2014, SEC File No. 333-194342).
4.3
Form of Common Stock Certificate of the registrant (Filed with the SEC as Exhibit 4.1 to our Amendment No. 2 to Registration Statement on Form S-1, filed with the SEC on March 26, 2014, SEC File No. 333-194342).
5.1		Opinion of Cooley LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.